Exhibit 32.1

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     This certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This certification is included solely for the purpose of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not to be used for any other purpose. In connection with the accompanying Qarterly Report on Form 10-QSB of Aspen Racing Stables, Inc. for the quarter ended April 30,2007, I, Dwight McLellan, hereby certifies in my capacity as an officer of Aspen Racing Stables, Inc. that to my knowledge:

     1. The Quarterly Report on Form 10-QSB of Aspen Racing Stables, Inc. for the quarter ended April 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Quarterly Report on Form 10-QSB of Aspen Racing Stables, Inc. for the quarter ended April 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of Aspen Racing Stables, Inc.

Date:    September 19, 2007                /s/ Dwight McLellan
                                       -----------------------------------------
                                       Dwight McLellan, President
                                       and Chief Executive Officer
                                       (Principal Executive, Financial
                                       and Accounting Officer)